SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP DEL

          GAMCO INVESTORS, INC.
                                 1/11/00            7,500-           44.7708
                                 1/11/00           19,000-           44.8125
                                 1/11/00            7,000-           44.7500
                                 1/10/00           10,400-           44.6875
                                 1/07/00              300-           44.8125
                                 1/06/00            2,100-           44.7500
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/10/00           30,000-           44.6985
               THE GABELLI EQUITY TRUST,INC.
                                 1/11/00           10,900-           44.7593
               THE GABELLI CAPITAL ASSET FUND
                                 1/06/00           25,000-           44.6510






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.